As filed with the Securities and Exchange Commission on October 8, 2013     Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYTOMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3011702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

209 Perry Parkway, Suite 7 Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

Cytomedix, Inc. Long-Term Incentive Plan (as amended)

(Full title of the plan)

Steven A. Shallcross

Chief Financial Officer

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

(240) 499-2680

(Name, address and telephone number of agent for service)

WITH COPIES TO:

Alec Orudjev, Esq.

Schiff Hardin LLP

901 K Street NW, Suite700

Washington, DC 20001

(202) 724-6847

Indicate by check mark whether the registrant is a "large accelerated filer," "an accelerated filer," "a non-accelerated filer," or "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, $.0001 par value	5,500,000 shares	$0.40 per share	$2,200,000	$300.08

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Cytomedix, Inc. common stock that may be granted under the Cytomedix, Inc. Long-Term Incentive Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the bid and asked prices as reported on the OTC Bulletin Board on October 7, 2013, which was $0.40 per share.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Cytomedix, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers additional shares of common stock of the Company to be issued pursuant to the Company’s Long-Term Incentive Plan, as amended to date (the “Plan”), which number represents (i) a 1,500,000 authorized share increase following the September 18, 2009 approval by the Company’s shareholders, (ii) a 1,500,000 authorized share increase following the September 30, 2011 approval by the Company’s shareholders, and (iii) a 2,500,000 authorized share increase following the May 18, 2012 approval by the Company’s shareholders. The contents of the previous Registration Statement on Form S-8 filed by us with the SEC for the Plan on September 25, 2009, as amended (File No. 333-162135) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Part II

Information Required to be in the Registration Statement

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s Annual Reports on Form 10-K for its fiscal year ended December 31, 2012, filed with the Commission on March 18, 2013 and on Form 10-K/A for the fiscal year ended December 31, 2011, filed with the Commission on October 16, 2012.

(b) The Registrant’s Quarterly Reports on Form 10-Q for fiscal quarters ended March 31 and June 30, 2013, respectively, filed with the Commission on May 9 and August 8, 2013, respectively;

(c) The Registrant’s Current Report on Form 8-K (excluding any information which is furnished and not filed with the SEC) filed with the Commission on February 20, March 15, April 3, June 6 and June 11 2013, respectively; as well as the Current Report on Form 8-K/A filed with the SEC on August 14, 2012 and

(d) The description of our common stock set forth in the registration statement on Form 8-A/A filed with the SEC on May 31, 2005 and as subsequently amended.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

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Item 8.	Exhibits

3(i)	Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001 and incorporated by reference herein).
3(ii)(1)	Amendment to Restated Certificate of Incorporation of Cytomedix, Inc. (previously filed on November 15, 2004, as exhibit to Form 10-QSB for quarter ended September 30, 2004 and incorporated by reference herein).
3(ii)(2)	Certificate of Amendment to the Certificate of Incorporation (previously filed on July 1, 2010 as exhibit to the Current Report on Form 8-K and incorporated by reference herein).
3(iv)	Restated Bylaws of Cytomedix, Inc. (previously filed on November 7, 2002, as exhibit to Form 10-QSB for quarter ended June 30, 2001, and incorporated by reference herein).
5.1	Opinion of Schiff Hardin LLP.
10.1	Cytomedix, Inc. Long-Term Incentive Plan, as amended to date, (previously filed as exhibit to Form 10-K filed on February 26, 2007 and incorporated by reference herein).
23.1	Consent of Stegman & Company.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Schiff Hardin LLP (included in Exhibit 5 hereof)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on October 8, 2013.

Cytomedix, Inc.

By:	/s/	Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin P. Rosendale and Steven A. Shallcross, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Martin P. Rosendale	Date: October 8, 2013
Martin P. Rosendale, Chief Executive Officer and Director

/s/ Steven Shallcross	Date: October 8, 2013
Steven A. Shallcross, Chief Financial Officer

/s/ James S. Benson	Date: October 8, 2013
James S. Benson, Director

/s/ David E. Jorden	Date: October 8, 2013
David E. Jorden, Executive Director

/s/ Stephen N. Keith	Date: October 8, 2013
Stephen N. Keith, Director

/s/ Mark T. McLoughlin	Date: October 8, 2013
Mark T. McLoughlin, Director

/s/ Richard Kent	Date: October 8, 2013
Richard Kent, Director

/s/ Joseph Del Guercio	Date: October 8, 2013
Joseph Del Guercio, Director

/s/ Lyle Hohnke	Date: October 8, 2013
Lyle Hohnke, Director

/s/ Eric Winzer	Date: October 8, 2013
Eric Winzer, Director

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